SCHEDULE I

DIRECTORS AND EXECUTIVE OFFICERS OF THE REPORTING PERSONS

Set forth below is the name and present principal occupation or employment of each director and executive officer of SK ecoplant Co., Ltd.

The business address of each of the directors and executive officers is 19 Yulgok-ro 2-gil, Jongno-gu, Seoul 03149, Korea.

Each person listed below is a citizen of the Republic of Korea.

Name	Present Principal Occupation
Dong-Hyun Jang	CEO, SK ecoplant
Hyung-Keun Kim	CEO, SK ecoplant
Kee-Dong Kim	SK Inc, Head of Finance Division
Jong-Ho Kim	Senior Independent Director, SK ecoplant / Independent Director in LS E-LINK
Mira Lee	Independent Director, SK ecoplant / Visiting Professor, Graduate School of International Studies, Yonsei University
Yeon-Man Jeong	Independent Director, SK ecoplant / Advisor in BKL LLC
Joonsik Chai	Chief Financial Officer of SK ecoplant Co., Ltd.
SK Inc.	Controlling shareholder of SK ecoplant Co., Ltd.
Tae-won Chey	Chairman and CEO of SK Inc.
Yong Ho Jang	CEO and Representative Director of SK Inc.
Dong Soo, Kang	Director of SK Inc.
Seon Hee Kim	Independent Director of SK Inc.
Kwan Young Lee	Independent Director of SK Inc.
Chi Won Yoon	Independent Director of SK Inc.
Hyun Ju Helen Pak	Independent Director of SK Inc.
Jong Ho Jeong	Independent Director of SK Inc.

Set forth below is the name and present principal occupation or employment of each member and officer of Econovation, LLC.

The business address of each of the members and officers is 19 Yulgok-ro 2-gil, Jongno-gu, Seoul 03149, Korea.

Each person listed below is a citizen of the Republic of Korea.

Name	Present Principal Occupation
SK ecoplant Co., Ltd.	Managing Member of Econovation, LLC (The executive officers and directors of SK ecoplant Co., Ltd. and its controlling entity, SK Inc., are listed above.)
Seongjun Bae	Representative and Manager of Econovation, LLC

Set forth below is the name and present principal occupation or employment of each controlling person and/or entity, member and officer of Blooming Green Energy Limited.

The business address of each of the members and officers is 31, Gukjegeumyung-ro (Yeouido-dong, SK Securities Building), Yeongdeungpo-gu, Seoul, Korea.

Each person listed below is a citizen of the Republic of Korea.

Name	Present Principal Occupation
Jucheol Kim	Director of Blooming Green Energy Limited
ESG Blooming Private Equity Fund	Largest and sole shareholder of Blooming Green Energy Limited
SKS Private Equity Co., Ltd.	General Partner of ESG Blooming Private Equity Fund
Si Hwa Yoo	Representative of SKS Private Equity Co., Ltd.